UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2020

FedEx Corporation

(Exact name of registrant as specified in its charter)

Commission File Number 1-15829

Delaware	62-1721435
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee	38120
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FDX	New York Stock Exchange
0.700% Notes due 2022	FDX 22B	New York Stock Exchange
1.000% Notes due 2023	FDX 23A	New York Stock Exchange
0.450% Notes due 2025	FDX 25A	New York Stock Exchange
1.625% Notes due 2027	FDX 27	New York Stock Exchange
1.300% Notes due 2031	FDX 31	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2020, the independent members of the Board of Directors of FedEx Corporation (“FedEx” or the “Company”), based upon the recommendation of its Compensation Committee and at the request of Frederick W. Smith, the Company’s Chairman of the Board and Chief Executive Officer, approved a 91% reduction in Mr. Smith’s base salary for the six-month period from April 1, 2020 to September 30, 2020. As a result, Mr. Smith’s base salary has been reduced from $115,402 per month to $10,728 per month for this six-month period, which will result in net pay of $1 per pay period after tax withholding and other deductions.

SECTION 8. OTHER EVENTS.

Item 8.01. Other Events.

On April 3, 2020, FedEx provided an update on certain trends, outlook, and other disclosure contained in FedEx’s Securities and Exchange Commission filings in anticipation of an offering of unsecured notes (the “proposed offering”). References in this Current Report on Form 8-K to ‘‘we,’’ ‘‘us,’’ ‘‘our’’ and ‘‘FedEx’’ are to FedEx Corporation.

The COVID-19 pandemic and the efforts to contain it have negatively impacted the global economy, disrupted manufacturing operations and global supply chains and created significant volatility and disruption of financial markets. In addition, the COVID-19 pandemic has significantly increased economic and demand uncertainty, potentially causing a global recession. As we focus on managing our business and operations in response to the COVID-19 pandemic, the safety of our employees, our customers and the communities in which we operate is our top priority. The COVID-19 pandemic and resulting significantly weaker global economic conditions have negatively impacted our results of operations and are expected to continue to impact our business, results of operations, cash flows and liquidity.

Globally, business-to-business (B2B) demand across all of our transportation businesses has been negatively impacted by the COVID-19 pandemic. In the United States, while demand for FedEx Ground Package System, Inc. (“FedEx Ground”) residential delivery services has increased due to sharp increases in e-commerce volume resulting from shelter-in-place and other responsive measures, the shift in mix is expected to negatively impact margins and operating results. Due to the significant uncertainty caused by the COVID-19 pandemic and the related deterioration in global economic conditions, we have suspended forecasts for our results of operations, including forecasts for all of our operating segment results.

Since March 17, 2020, business demand in Asia remains elevated due to backlogs caused by the COVID-19 pandemic and the impact of responsive measures in Asia in early calendar 2020, as well as decreases in cargo capacity on passenger airlines. However, due to weakening economic conditions in Europe and the United States and resulting decreases in demand for goods manufactured in Asia, there are no assurances that these increased levels of demand will be sustainable. Demand in Europe has been negatively impacted by shelter-in-place and other responsive measures taken in response to the COVID-19 pandemic in many European countries.

We remain well positioned to adjust to market conditions to assist our customers as they work to manage their supply chains and inventories. Due to the crucial role we play in moving supply chains and delivering critical relief, FedEx is considered an essential business and is continuing to operate under state-of-emergency and shelter-in-place orders recently issued in the U.S. and globally. We are flexing our network and making adjustments as needed to align with volumes and operating conditions. We are taking additional measures and incurring additional expense to protect the health and safety of our employees, contractors, and the public and are working with customers to accommodate special requests around modified store hours, closings, and delivery alternatives to comply with applicable government restrictions and safety guidance.

We expect the significance of the COVID-19 pandemic, including the extent of its effect on our financial condition and results of operations, to be dictated by, among other things, its duration, the success of efforts to contain it and the impact of actions taken in response. While we are not able at this time to estimate the impact of the COVID-19 pandemic, an extended period of global supply chain and economic disruption could materially and adversely affect our business, results of operations, access to sources of liquidity and financial condition. In addition, an extended global recession caused by the COVID-19 pandemic would have a further adverse impact on our financial condition and operations.

Liquidity and Capital Resources

As previously disclosed, FedEx has a $2.0 billion five-year credit agreement that expires in March 2025 and a $1.5 billion 364-day credit agreement that expires in March 2021. On March 18, 2020, we provided notice to the lenders under our 364-day credit agreement to borrow $1.5 billion under the agreement. We elected to draw down the full amount available under our 364-day credit agreement in order to increase our cash position to preserve financial flexibility in light of disrupted access to commercial paper markets and current uncertainty in the global financial markets resulting from the COVID-19 pandemic. As of April 3, 2020, we had $1.5 billion outstanding under our credit facilities, $136 million of outstanding commercial paper and $0.3 million in outstanding letters of credit, leaving $1.86 billion available under our existing credit agreements for future borrowings.

The credit agreements contain a financial covenant requiring us to maintain a ratio of debt to consolidated earnings (excluding noncash retirement plans mark-to-market adjustments and noncash asset impairment charges) before interest, taxes, depreciation and amortization (“adjusted EBITDA”) of not more than 3.5 to 1.0, calculated as of the end of the applicable quarter on a rolling four-quarters basis. The ratio of our debt to adjusted EBITDA was 2.8 to 1.0 at February 29, 2020. After giving effect to the increase in debt as a result of the proposed offering, we expect to remain in compliance with the ratio of debt to adjusted EBITDA covenant. However, if we secure additional financing or experience a deterioration in results of operations that would cause us not to be in compliance with the covenant, we would have to seek to amend this covenant. No assurances can be made that such amendment would be approved by our lenders.

We are taking further actions to manage our cash flow and improve our liquidity, including review and consideration of opportunities and strategies for capital expenditure reductions and deferrals, operating expense reductions, and consideration of alternative financing sources in addition to our credit facilities and access to public markets. We have implemented temporary surcharges on all international package and airfreight shipments and temporarily eliminated our money-back guarantee for all Federal Express Corporation (“FedEx Express”), FedEx Ground, and FedEx Freight Corporation services as well as FedEx Office and Print Services, Inc. same-day services. We also expect to benefit from certain of the relief provisions of recently enacted and future government programs intended to provide economic relief to U.S. and global businesses in response to the COVID-19 pandemic, including relief from certain excise taxes and payroll tax deferrals in the United States. In addition, we are eligible to participate in certain government grant, loan, loan guarantee and investment programs. Participation in any government grant, loan, loan guarantee or investment programs may subject us to additional regulations and/or restrictions, including dividend, compensation and stock repurchase restrictions and potentially require us to grant equity interests in FedEx to a government agency.

Forward-Looking Statements

Certain statements in this report are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations, cash flows, plans, objectives, future performance and business. Forward-looking statements include those preceded by, followed by or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends” or similar expressions. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated (expressed or implied) by such forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance and underlying assumptions. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate; anti-trade measures and additional changes in international trade policies and relations; a significant data breach or other disruption to our technology infrastructure; our ability to successfully integrate the businesses and operations of FedEx Express and TNT Express in the expected time frame and at the expected cost and to achieve the expected benefits from the combined businesses; our ability to successfully implement our business strategy, effectively respond to changes in market dynamics and achieve the anticipated benefits and associated cost savings of such strategies and actions; widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus pandemic; the impact of the United Kingdom’s withdrawal from the European Union; our ability to match capacity to shifting volume levels; changes in fuel prices or currency exchange rates; the impact of intense competition; evolving or new U.S. domestic or international government regulation or regulatory actions; future guidance, regulations, interpretations or challenges to our tax positions relating to the Tax Cuts and Jobs Act (“TCJA”) and our ability to defend our interpretations of the TCJA; our ability to effectively operate, integrate, leverage and grow acquired businesses; legal challenges or changes related to service providers engaged by FedEx Ground and the drivers providing services on their behalf; disruptions or modifications in service by, or changes in the business or financial soundness of, the U.S. Postal Service; the impact of any international conflicts or terrorist activities; our ability to quickly and effectively restore operations following adverse weather or a localized disaster or disturbance in a key geography; and other factors which can be found in FedEx’s and its subsidiaries’ press releases and FedEx’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: April 3, 2020	By:	/s/ Michael C. Lenz
Michael C. Lenz
Corporate Vice President and Treasurer